 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): August 14, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 14, 2020, Amyris, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) for the following purposes:

•Approval of the issuance of shares of the Company’s Common Stock issuable upon exercise by Foris Ventures, LLC of its option to convert all or any portion of the secured indebtedness outstanding under the Amended and Restated Loan and Security Agreement dated October 28, 2019, as further amended on June 1, 2020, into shares of the Company’s Common Stock, in accordance with Nasdaq Listing Standard Rule 5635(d) (“Proposal 1”).
•Approval of the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series E Convertible Preferred Stock in accordance with Nasdaq Listing Standard Rule 5635(d) (“Proposal 2”).

Proposal 1 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
121,114,736	395,268	110,072	--
Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
96,644,156	639,151	111,036	--

No further business was brought before the Special Meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 18, 2020	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary